TEMPLETON DEVELOPING MARKETS TRUST
QUESTION 77C - MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

The Special Meeting of Shareholders of Templeton Developing Markets Trust (the "Fund") was held at the Fund's offices, 500 E. Broward Blvd., Fort Lauderdale, Florida, on August 26, 2002. The purpose of the meeting was to elect the Trustees of the Fund, to approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Massachusetts business Fund to a Delaware business Fund, to approve amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals), and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting on August 26, 2002, the following persons were elected by the shareholders to serve as Fundees of the Fund: Harris J. Ashton, Nicholas F. Brady, Frank J. Crothers, S. Joseph Fortunato, Andrew H. Hines, Jr., Edith E. Holiday, Charles B. Johnson, Charles E. Johnson, Betty P. Krahmer, Gordon S. Macklin, Fred Millsaps and Constantine D. Tseretopoulos. No other business was transacted at the meeting.

The results of the voting at the Special Meeting are as follows:

Proposal 1. The election of Trustees:

                                                % OF          % OF                          % OF        % OF
                                            OUTSTANDING      VOTED                      OUTSTANDING    VOTED
  TERM EXPIRING 2004:             FOR         SHARES        SHARES        WITHHELD        SHARES      SHARES
--------------------------------------------------------------------------------------------------------------
  Harris J. Ashton ............ 75,047,505     50.75%        96.81%        2,474,655        1.67%      3.19%
  Nicholas F. Brady ........... 75,012,057     50.72%        96.76%        2,510,105        1.61%      3.24%
  Frank J. Crothers............ 75,155,287     50.82%        96.95%        2,366,873        1.60%      3.05%
  S. Joseph Fortunato.......... 75,042,139     50.75%        96.80%        2,480,021        1.67%      3.20%
  Andrew H. Hines, Jr.......... 75,052,642     50.75%        96.81%        2,469,518        1.67%      3.19%
  Edith E. Holiday............. 75,054,171     50.75%        96.82%        2,467,989        1.67%      3.18%
  Charles B. Johnson........... 75,054,836     50.75%        96.82%        2,467,324        1.67%      3.18%
  Charles E. Johnson........... 75,123,608     50.80%        96.91%        2,398,551        1.62%      3.09%
  Betty P.Krahmer.............. 75,134,339     50.81%        96.92%        2,387,820        1.61%      3.08%
  Gordon S. Macklin............ 74,951,361     50.68%        96.68%        2,570,799        1.74%      3.32%
  Fred R. Millsaps ............ 75,145,930     50.80%        96.91%        2,395,576        1.62%      3.09%
  Constantine D. Tseretopoulos  28,262,543     50.81%        96.94%        2,376,230        1.61%      3.07%


Proposal 2. The approval of an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Massachusetts business Fund to a Delaware business Fund:

                                            % OF           % OF
                                         OUTSTANDING       VOTED
                          SHARES VOTED     SHARES          SHARES
------------------------------------------------------------------
For ...................  59,477,094        40.22%          92.79%
Against ...............   2,528,126         1.71%           3.94%
Abstain ...............   2,094,399         1.41%           3.27%
Broker Non-Votes ......  13,422,541         9.08%             --
------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%


Proposal 3. The approval of amendments to certain of the Fund's fundamental investment restrictions (includes eight (8) Sub-Proposals):

Proposal 3a: To amend the Fund's fundamental investment restriction regarding borrowing:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  57,503,148        38.89%         89.71%
Against ...............   4,168,647         2.82%          6.50%
Abstain ...............   2,427,823         1.64%          3.97%
Broker Non-Votes ......  13,422,541         9.07%            --
--------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%

Proposal 3b: To amend the Fund's fundamental investment restriction regarding underwriting:
                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  57,781,570        39.07%         90.14%
Against ...............   3,913,645         2.65%          6.11%
Abstain ...............   2,404,404         1.63%          3.75%
Broker Non-Votes ......  13,422,541         9.07%            --
--------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%


Proposal 3c: To amend the Fund's fundamental investment restriction regarding lending:
                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  57,545,456        38.91%         89.78%
Against ...............   4,161,772         2.81%          6.49%
Abstain ...............   2,392,390         1.62%          3.73%
Broker Non-Votes ......  13,422,541         9.08%            --
--------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%


Proposal 3d: To amend the Fund's fundamental investment restriction regarding investments in commodities:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  53,766,752        36.36%         83.88%
Against ...............   7,947,346         5.37%         12.40%
Abstain ...............   2,385,521         1.61%          3.72%
Broker Non-Votes ......  13,422,541         9.08%            --
--------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%


Proposal 3e: To amend the Fund's fundamental investment restriction regarding investments in real estate:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  54,197,694        36.65%         84.55%
Against ...............   7,345,733         4.97%         11.46%
Abstain ...............   2,556,192         1.73%          3.99%
Broker Non-Votes ......  13,422,540         9.07%            --
--------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%


Proposal 3f: To amend the Fund's fundamental investment restriction regarding issuing senior securities, purchasing on marging and making short sales:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  57,165,455        38.65%         89.18%
Against ...............   4,509,130         3.05%          7.04%
Abstain ...............   2,425,034         1.64%          3.78%
Broker Non-Votes ......  13,422,541         9.08%            --
--------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%


Proposal 3g: To amend the Fund's fundamental investment restriction regarding industry concentration:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  58,042,625        39.25%         90.55%
Against ...............   3,697,160         2.50%          5.77%
Abstain ...............   2,359,833         1.60%          3.68%
Broker Non-Votes ......  13,422,541         9.07%            --
--------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%


Proposal 3h: To amend the Fund's fundamental investment restriction regarding diversification of investments:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  58,123,388        39.30%         90.68%
Against ...............   3,685,079         2.49%          5.75%
Abstain ...............   2,291,151         1.55%          3.57%
Broker Non-Votes ......  13,422,541         9.08%            --
--------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%


Proposal 4: The approval of the elimination of certain of the Fund's fundamental investment restrictions:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................  57,531,700        38.90%          89.75%
Against ...............   4,160,584         2.81%           6.50%
Abstain ...............   2,407,334         1.63%           3.75%
Broker Non-Votes ......  13,422,541         9.08%             --
--------------------------------------------------------------------
TOTAL .................  77,522,160        52.42%         100.00%